Exhibit 10.4

Name:	[______________]

Number of Shares Subject to the Stock	[______________]

Date of Grant:	[______________]

VERADIGM INC.

Restricted Stock Unit Award Agreement

Performance-Based Vesting – Relative TSR

THIS AGREEMENT is made as of the Grant Date, by and between Veradigm Inc., a Delaware corporation (“Company”), and [______________] (the participant).

WHEREAS, in recognition of your services to the Company, the Company considers it desirable and in its best interests that the participant be given a proprietary interest in the Company and an incentive to advance the interests of the Company by possessing units that are settled in shares of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), in accordance with the Company’s 2024 Stock Incentive Plan (the “Plan”).

NOW THEREFORE, in consideration of the foregoing premises, it is agreed by and between the parties as follows:

1.	Grant of Restricted Stock Units.

(a)

Grant. Subject to the terms and conditions set forth in this Agreement and the Plan (including participant executing and returning to the Company an investment representation statement in Exhibit A hereto), the Company hereby grants to the participant an award of granted restricted stock units (the “Restricted Stock Unit Award”), which shall vest and become unrestricted in accordance with Section 2 hereof.

(b)

Transferability. Restricted stock units subject to the Restricted Stock Unit Award and not then vested and unrestricted may not be sold, transferred, pledged, assigned, alienated, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, alienate, hypothecate or encumber, or otherwise dispose of such restricted stock units, the Restricted Stock Unit Award shall immediately become null and void.

2.	Vesting.

(a)	Vesting. Subject to this Section 2, the Restricted Stock Unit Award shall vest and become unrestricted in accordance with Exhibit B hereto.

(b)

Restricted Conduct. If participant engages in any of the conduct described in subparagraphs (i) through (iv) below for any reason, in addition to all remedies in law and/or equity available to the Company, including the recovery of liquidated damages, participant shall forfeit the entire Restricted Stock Unit Award (whether or not vested) and shall immediately pay to the Company, with respect to previously vested restricted stock units, an amount equal to (x) the per share Fair Market Value of the shares of Common Stock on the date on which the shares of Common Stock were issued with respect to the applicable previously vested restricted stock units times (y) the number of shares of Common Stock underlying such previously vested stock units, without regard to any Required Tax Payments (as defined below) that may have been deducted from such amount. For purposes of subparagraphs (i) through (iv) below, “Company” shall mean Veradigm Inc. and/or any of its Subsidiaries.

(i)

Non-Solicitation. Participant acknowledges that the identity and particular needs of the Company’s customers are not generally known in the health care information technology and consulting industry and were not known to participant prior to participant’s employment with the Company; that the Company has near permanent relationships with, and a proprietary interest in the identity of, its customers and their particular needs and requirements; and that documents and information regarding the Company’s pricing, sales, costs and specialized requirements of the Company’s customers are highly confidential and constitute trade secrets. Accordingly, participant covenants and agrees that during the term of participant’s employment with the Company and for a period of twenty-four (24) months after the termination of such employment for any reason whatsoever, whether occasioned by the Company, participant or the mutual agreement of the parties, participant will not, except on behalf of the Company during and within the authorized scope of participant’s employment with the Company, directly or indirectly: (i) call on, solicit or otherwise deal with any accounts, customers or prospects of the Company which participant called upon, contacted, solicited, sold to, or about which participant learned Confidential Information (as defined herein) while employed by the Company, for the purpose of soliciting, selling or both, to any such account, customer or prospect, any products or services similar to or in competition with any products or services then-being represented or sold by the Company; and (ii) solicit, or accept if offered to participant, with or without solicitation, the services of any person who is an employee of the Company, nor solicit any employee of the Company to terminate employment with the Company, nor agree to hire, on behalf of myself or any entity or other person, any employee of the Company into employment with participant or any other person or entity. Participant agrees not to solicit, directly or indirectly, such accounts, customers, prospects or employees for participant or for any other person or entity. For purposes of this Section, “prospects” means entities or individuals which have had more than de minimus contact with the Company in the context of entering into a relationship with the Company being a provider of products or services to such entity or individual.

(ii)

Non-Interference with Business Relationships. Participant covenants and agrees that during the term of participant’s employment with the Company and for a period of twenty-four (24) months after the termination of such employment for any reason whatsoever, whether occasioned by the Company, participant or the mutual agreement of the parties, participant will not interact with any person or entity with which the Company has a business relationship, or with which the Company is preparing to have a business relationship, with the intent of affecting such relationship or intended relationship in a manner adverse to the Company.

(iii)	Non-Competition.

(1)

Participant will not Compete during participant’s employment with the Company or at any time during the twenty-four (24) month period following the termination of participant’s employment, regardless of the reason for such termination, whether occasioned by the Company, participant or the mutual agreement of the parties.

SECTION (iii) IS NOT APPLICABLE TO ANY PARTICIPANT LOCATED IN CALIFORNIA OR WHO PERFORMS THE SUBSTANTIAL MAJORITY OF THEIR JOB DUTIES IN CALIFORNIA.

(2)

For purposes of this Section (iii), “Compete” means, directly or indirectly, for participant’s own benefit or for the benefit of others, render services for a Competing Organization in connection with Competing Products or Services anywhere within the Restricted Territory. These prohibitions apply regardless of where such services physically are rendered.

(3)

For purposes of this Section (iii), “Competing Products or Services” means products, processes, or services of any person or organization other than the Company, in existence or under development, which are substantially the same, may be substituted for, or applied to substantially the same end use as any product, process, or service of the Company with which participant works or worked, during the time of participant’s employment with the Company or about which participant acquires or acquired, Confidential Information through participant’s work with the Company.

(4)

For purposes of this Section (iii), “Competing Organization” means persons or organizations, including participant, engaged in, or about to become engaged in research or development, production, distribution, marketing, providing or selling of a Competing Product or Service.

(5)

For purposes of this Section (iii), “Restricted Territory” means either: (i) during participant’s employment with the Company, anywhere in the world; or (ii) after cessation of participant’s employment with the Company, then, in descending order of preference based on legal enforceability, (A) within the United States (including its territories) and within each country in which the Company has conducted business or directed material resources in soliciting business in the prior twenty-four (24) month period, (B)

within the United States (including its territories) and within any other county that at any time was within the scope of participant’s employment with the Company, (C) within any country that at any time during last two (2) years of participant’s employment with the Company was within the scope of such employment, or (D) within any geographic region(s) that at any time during last two (2) years of participant’s employment with the Company was within the scope of such employment.

(6)

Participant agrees that in the event a court determines the length of time or the geographic area or activities prohibited under this Section (iii) are too restrictive to be enforceable, the court may reduce the scope of the restriction to the extent necessary to make the restriction enforceable.

(iv)

Non-Disclosure. Participant will not during the period of participant’s employment with the Company (other than as needed to fulfill the authorized scope of participant’s employment duties with the Company) or thereafter use for participant or for others or divulge or convey to any other person (except those persons designated by the Company) any Confidential Information obtained by participant during the period of participant’s employment with the Company. Participant agrees to observe all Company policies and procedures concerning such Confidential Information. Participant agrees that, except as may be permitted by written Company policies, participant will not remove from the Company’s premises any such Confidential Information without the written authorization of the Company. Participant’s obligations under this Section (iv) will continue with respect to Confidential Information until such information becomes generally available from public sources through no fault of participant. If participant is requested, become legally compelled by subpoena or otherwise, or is required by a regulatory body to make any disclosure that is prohibited by this Section (iv), participant will promptly notify the Company so that the Company may seek a protective order or other appropriate remedy if the Company deems such protection or remedy necessary under the circumstances. Subject to the foregoing, participant may furnish only that portion of Confidential Information that participant is legally compelled or required to disclose. The restrictions set forth herein are in addition to and not in lieu of any obligations participant may have by law with respect to Confidential Information, including any obligations participant may have under the Uniform Trade Secrets Act and/or similar statutes as applicable in the state of participant’s residence and/or the state of participant’s primary work location.

(v)

Definition of Confidential Information. As used herein, “Confidential Information” shall include, but is not limited to, the following categories of information, knowledge, or data currently known or later developed or acquired relating to the Company’s business or received by the Company in confidence from or about third parties, in each case when the same is not in the public domain or otherwise publicly available (other than as result of a wrongful act of an agent or employee of the Company):

(1)

Any information concerning the Company’s products, business, business relationships, business plans or strategies, marketing plans, contract provisions, actual or prospective suppliers or vendors, services, actual or anticipated research or development, new product development, inventions, prototypes, models, solutions, discussion guides, documentation, techniques, actual or planned patent applications, technological or engineering data, formulae, processes, designs, production plans or methods, or any related technical or manufacturing know-how or other information;

(2)

Any information concerning the Company’s financial or profit data, pricing or cost formulas, margins, marketing information, sales representative or distributor lists, or any information relating to corporate developments (including possible acquisitions or divestitures);

(3)	Any information concerning the Company’s current or prospective customer lists or arrangements, equipment or methods used or preferred by the Company’s customers, or the patients of customers;

(4)	Any information concerning the Company’s use of computer software, source code, object code, or algorithms or architecture retained in or related to the Company’s computer or computer systems;

(5)	Any personal or performance information about any Company employee other than participant;

(6)

Any information supplied to or acquired by the Company under an obligation to keep such information confidential, including without limitation Protected Health Information (PHI) as that term is defined by the Health Insurance Portability and Accountability Act (HIPAA);

(7)	Any information, whether or not designated as confidential, obtained or observed by participant or other Company employees during training sessions related to participant’s work for the Company; and

(8)	Any other information treated as trade secrets or otherwise confidential by the Company.

(9)	Participant hereby acknowledges that some of this information may not be a “trade secret” under applicable law. Nevertheless, participant agrees not to disclose it

(c)

Accelerated Vesting for Termination following a Change in Control or Failure to Assume. Unless otherwise provided in another written agreement between the participant and the Company, in the event of a Change in Control (as defined in the Plan) in which the successor company (including the parent of any surviving corporation in a merger) assumes or substitutes the Restricted Stock Unit Award, all unearned restricted stock units subject to the Restricted Stock Unit Award shall be deemed to be earned based on relative TSR (as such term is defined in Exhibit B hereto), the number of which shall be determined based on the market price of the Company’s Common Stock being the closing price on the date of the consummation of the Change in Control and the market price of the Company’s Comparison Group (as such term is defined in Exhibit B hereto) being an average of the closing prices for the 30-day period ending five business days prior to such consummation, and all such earned restricted stock units shall remain unvested and shall continue to vest in accordance with their original vesting schedule; provided, however that if the participant’s employment with such successor company (or a subsidiary thereof) is terminated within 24 months following such Change in Control (or within three months prior thereto in connection with the Change in Control) without Cause by the Company or the successor company or by the participant for Good Reason, all restrictions, limitations and other conditions applicable to the Restricted Stock Unit Award outstanding as of the date of such termination of employment (or as of the date of the Change in Control if termination occurred prior to and in connection with the Change in Control) shall lapse and the restricted stock units shall become free of all restrictions, subject to any restrictions under applicable securities law. In the event of a Change in Control in which the Restricted Stock Unit Award is not effectively assumed or substituted by the successor company (including the parent of any surviving corporation in a merger), all unearned restricted stock units subject to the Restricted Stock Unit Award shall be deemed to be earned based on relative TSR, the number of which shall be determined based on the market price of the Company’s Common Stock being the closing price on the date of the consummation of the Change in Control and the market price of the Company’s Comparison Group being an average of the closing prices for the 30-day period ending five business days prior to such consummation and the Restricted Stock Unit Award shall vest as of the date of such Change in Control and the award shall be settled in a cash payment to the participant based on the number of vested restricted stock units subject to the award and the per share transaction price in the Change in Control transaction. For the purposes of this Section 2(c), the Restricted Stock Unit Award shall be considered assumed if, following the Change in Control, the Restricted Stock Unit Award confers the right to receive, for each restricted stock unit subject to the Restricted Stock Unit Award and unvested immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the Change in Control by holders of Common Stock held on the effective date of the Change in Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the vesting of the Restricted Stock Unit Award, for each share of Common Stock subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of shares of Common Stock in the Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(d)

Settlement of Restricted Stock Units. Within thirty (30) days following the date restricted stock units subject to this Agreement become vested and unrestricted, one share of Common Stock (or, as contemplated by Sections 2(c) or 2(e), a cash equivalent) shall be issuable for each restricted stock unit that vests on such date, subject to the terms and conditions of the Plan and this Agreement. Subject to Section 8, the Company will transfer such shares of Common Stock (or cash payment, as applicable) to the participant upon satisfaction of any required tax withholding obligations.

(e)

Stockholder Approval of the Plan. Notwithstanding anything in this Agreement or the Plan to the contrary, if required by the rules of the principal stock exchange on which the Company’s Common Stock is then traded, the Board will seek stockholder approval of the Plan prior to issuing any shares of Common Stock pursuant to the Restricted Stock Unit Award. If the Board (i) is unable to obtain such stockholder approval prior to the date on which such Common Stock is required to be issued in order to maintain compliance with or an exemption from Section 409A of the Code or (ii) determines, in its sole discretion, that seeking such stockholder approval is not in the best interest of the Company, the restricted stock units shall be settled by a cash payment to the participant based on the number of restricted stock units subject to the award that are then issuable and the Fair Market Value of a share of Common Stock on the applicable Vesting Date.

(f)	Other Defined Terms.

Cause. “Cause” shall mean (i) the willful or grossly negligent failure by the participant to perform his or her duties and obligations hereunder in any material respect, other than any such failure resulting from the disability of the participant, (ii) the participant’s conviction of a crime or offense involving the property of the Company, or any crime or offense constituting a felony or involving fraud or moral turpitude; (iii) the participant’s violation of any law, which violation is materially and demonstrably injurious to the operations or reputation of the Company; or (iv) the participant’s material violation of any generally recognized policy of the Company.

Good Reason. “Good Reason” shall mean (i) any significant diminution in the participant’s responsibilities from and after the date of the Change in Control, (ii) any material reduction in the annual salary or target incentive cash compensation of the participant from and after the date of the Change in Control or (iii) any requirement after the date of the Change in Control (or prior thereto in connection with the Change in Control) to relocate to a location that is more than fifty (50) miles from the principal work location of the participant; provided, however, that the occurrence of any such condition shall not constitute Good Reason unless the participant provides written notice to the Company of the existence of such condition not later than 90 days after the initial existence of such condition, and the Company shall have failed to remedy such condition within 30 days after receipt of such notice.

3.

No Rights as Stockholder; Dividend Equivalents. The participant shall not have any rights of a stockholder of the Company with respect to any shares of Common Stock issuable upon the vesting of restricted stock units subject to this Agreement (including the right to vote and to receive dividends and other distributions paid with respect to shares of Common Stock), unless and until, and only to the extent, the Restricted Stock Unit Award is settled by the issuance of such shares of Common Stock to the participant. Notwithstanding the foregoing, at such time as the restrictions lapse, an amount equal to any cash dividends that would have been payable to the participant if the shares of Common Stock underlying the restricted stock units subject to this Agreement had been issued to the participant during the restriction period shall be paid in cash to the participant with respect to the actual number of restricted stock units that have vested. This Section 3 will not apply with respect to record dates for dividends occurring prior to the Grant Date or after the restriction period has lapsed.

4.

Termination of Unvested Restricted Stock Unit Award. Notwithstanding anything to the contrary in any employment or other agreement between the participant and the Company and subject to Section 2 if the participant’s employment with the Company (or an affiliate of the Company if such affiliate is the participant’s employer) is terminated for any reason, the portion of the Restricted Stock Unit Award which is not vested and unrestricted as of the date of termination shall be forfeited by the participant and such portion shall be cancelled by the Company.

5.	Adjustment in Event of Happening of Condition.

In the event that there is any change in the number of issued shares of Common Stock of the Company without new consideration to the Company (such as by stock dividends or stock split-ups), then the number of unvested and restricted stock units subject to this Restricted Stock Award shall be adjusted in proportion to such change in issued shares.

If the outstanding shares of Common Stock of the Company shall be combined, or be changed into another kind of stock of the Company or into equity securities of another corporation, whether through recapitalization, reorganization, sale, merger, consolidation, etc., the Company shall cause adequate provision to be made whereby the unvested restricted stock units subject to this Agreement shall be adjusted equitably so that the securities received upon vesting shall be the same as if the vesting had occurred immediately prior to such recapitalization, reorganization, sale, merger, consolidation, etc.

6.	No Right to Continued Employment. This Agreement shall not be construed as giving the participant the right to be retained in the employ of the Company.

7.

Provisions of Plan. This Restricted Stock Unit Award is granted pursuant to, and subject to the terms and conditions of, the Plan (which is incorporated herein by reference). In the event a provision of this Agreement conflicts with the Plan, the terms of the Plan will prevail. the participant acknowledges receiving a copy of the Plan and this Agreement. Any capitalized term not defined herein shall have the same meaning as in the Plan.

8.

Withholding of Taxes; Section 409A. The Company shall be entitled, if necessary or desirable, to withhold from any amounts due and payable by the Company to the participant (or to secure payment from the participant in lieu of withholding) the amount of any withholding or other tax due from the Company (“Required Tax Payments”) with respect to any restricted stock units which become vested and unrestricted under this Agreement (or, if applicable, a cash payment under Section 2(c)) or Section 2(e)), and the Company may defer issuance of Common Stock underlying such restricted stock units until such amounts are paid or withheld. The participant shall satisfy his or her Required Tax Payments by any of the following means: (1) a cash payment to the Company; (2) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock (for which the participant has good title, free and clear of all liens and encumbrances) having a Fair Market Value (as defined in the Plan), determined as of the date the obligation to withhold or pay taxes first arises in connection with the Restricted Stock Unit Award (the “Tax Date”), equal to the Required Tax Payments; (3) authorizing the Company to withhold from the shares of Common Stock otherwise to be delivered to the holder pursuant to the Restricted Stock Unit Award, a number of whole shares of Common Stock having a Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments; (4) if permitted under applicable law, a cash payment by a broker-dealer acceptable to the Company through whom the participant has sold the shares with respect to which the Required Tax Payments have arisen or (5) any combination of (1), (2) and (3). The Compensation Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (2)-(5) for any holder who is not an “officer” (as defined in Rule 16a-1(f) under the Securities Exchange Act of

1934). Unless and until the Company determines otherwise, the method in clause (3) above shall be utilized. Shares of Common Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder. No certificate representing a share of Common Stock shall be delivered until the Required Tax Payments have been satisfied in full.

It is intended that any amounts payable under this Restricted Stock Unit Award will be exempt from the provisions of Code Section 409A of the Internal Revenue Code of 1986 and the treasury regulations relating thereto so as not to subject the participant to the payment of interest and tax penalty which may be imposed under Code Section 409A, and each payment hereunder shall be considered a separate payment. In furtherance of this interest, to the extent that any regulations or other guidance issued under Code Section 409A after the date of this Restricted Stock Unit Award would result in the participant being subject to payment of interest and tax penalty under Code Section 409A, the parties agree to amend this Restricted Stock Unit Award in order to bring this Restricted Stock Unit Award into compliance with Code Section 409A. No amount shall be payable pursuant to the termination of the participant’s employment unless such termination constitutes a separation from service under Section 409A. To the extent any amounts payable upon the participant’s separation from service are nonqualified deferred compensation under Section 409A, and if the participant is at such time a specified employee under Section 409A, then to the extent required under Section 409A payment of such amounts shall be postponed until six (6) months following the date of the participant’s separation from service (or until any earlier date of the participant’s death), upon which date all such postponed amounts shall be paid to the participant in a lump sum, and any remaining payments due shall be paid as otherwise provided herein. The determination of whether the participant is a specified employee shall be made by the Company in accordance with Section 409A.

9.	Securities Law Compliance.

(a)

Investment Representation. Participant represents that Participant is acquiring the restricted stock units and, upon settlement, the underlying Common Stock as principal for participant’s own account and not on behalf of others. Participant understands and acknowledges that federal and state securities laws govern and restrict participant’s right to offer, sell or otherwise dispose of any shares of Common Stock acquired upon vesting unless participant’s offer, sale or other disposition thereof is registered under the Securities Act of 1933, as amended (the “Securities Act”), and state securities laws, or in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration or prospectus qualification thereunder. Participant agrees that participant shall not offer, sell or otherwise dispose of any shares of Common Stock in any manner until the Company has an effective registration statement on file with respect to the Common Stock underlying the Restricted Stock Unit Award or in a manner which would violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. Participant further understands that the any certificates issued with respect to the restricted stock units shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

(b)	Restrictive Legend. To the extent certificates representing the Common Stock are issued, such certificates shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK UNIT AWARD AGREEMENT BETWEEN THE COMPANY AND AN EMPLOYEE OF THE COMPANY OR ITS SUBSIDIARIES EFFECTIVE AS OF ____________ __, 2024, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

10.	Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

VERADIGM INC.

By:
Name:

The Participant

Exhibit A

VERADIGM, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

Investment Representation Statement

Holder:

Company:	VERADIGM, INC.

Security:	Common Stock Underlying Restricted Stock Units with respect to Veradigm, Inc.

Amount:

Date:

In connection with the acquisition of restricted stock units with respect to Veradigm, Inc. (the “RSUs”), the undersigned Holder represents to the Company the following:

1. The Holder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the RSUs and the underlying Common Stock. The Holder is acquiring the RSUs and the underlying Common Stock for investment for the Holder’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

2. The Holder acknowledges and understands that the RSUs and the underlying Common Stock constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. In this connection, the Holder understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if the Holder’s representation was predicated solely upon a present intention to hold the Common Stock acquired upon vesting of the RSUs for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the underlying Common Stock, or for a period of one year or any other fixed period in the future. The Holder further understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder further acknowledges and understands that the Company is under no obligation to register the Common Stock underlying the RSUs. The Holder understands that any certificate or other document or instrument evidencing the Common Stock will be imprinted with a legend which prohibits the transfer of the Common Stock unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable state securities laws.

1

3. The Holder is familiar with the provisions of Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions and are available on the SEC’s website (www.sec.gov). The Common Stock may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than six months after the later of the date the shares were sold by the Company or the date the shares were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Shares by an affiliate, or by a non-affiliate who subsequently holds the Shares less than six months and subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Exchange Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the number of shares being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

4. The Holder further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. The Holder understands that no assurances can be given that any such other registration exemption will be available in such event.

5. The Holder is an “Accredited Investor” as defined in Rule 501(a) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and certifies that (check all appropriate descriptions that apply):

   The Holder is a natural person whose individual net worth, or joint net worth with his or her spouse or spousal equivalent1, exceeds $1,000,000. For purposes of the foregoing, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Securities are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of Securities for the purpose of investing in the Securities.

[1]	The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

2

   The Holder is a natural person who had individual income exceeding $200,000 in each of the last two calendar years, and the Holer has a reasonable expectation of reaching the same income level in the current calendar year. For purposes of the foregoing, “income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received, (ii) the amount of losses claimed as a limited partner in a limited partnership, (iii) any deduction claimed for depletion, (iv) amounts contributed to an IRA or Keogh retirement plan, (v) alimony paid, and (vi) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code of 1986, as amended.

   The Holder is a natural person who had joint income with his or her spouse or spousal equivalent exceeding $300,000 in each of the last two calendar years, and the Holder have a reasonable expectation of reaching the same income level in the current calendar year. For purposes of the foregoing, “income” has the same meaning as defined in immediately preceding item.

Signature of Holder:

Date: _______________________, _____

3

Exhibit B

The Restricted Stock Unit Award will become vested on the latest of the dates set forth in each of the Performance-Based Vesting Condition and the Additional Condition described below (each, a “Vesting Date”), provided that the participant remains continuously employed by the Company or its subsidiaries from the Grant Date through the applicable Vesting Date.

Performance-Based Vesting Condition:

1.	For purposes of this Exhibit:

•

The maximum number of performance-based restricted stock units subject to this Agreement is 200% of the target number of %%TOTAL_SHARES_GRANTED,’999,999,999’%-%, 100% of which shall be eligible for vesting with respect to attainment of the Performance Measure in the Performance Period (as such term is defined below), as set forth below.

•	The “Performance Measure” is relative “Total Shareholder Return” (as such term is defined below) for each Performance Period.

Following the end of the Performance Period, the Company’s Compensation Committee will certify the level of the Performance Measure achieved by the Company. The performance-based restricted stock units subject to vesting during the Performance Period will be subject to forfeiture and cancellation by the Company if the Company’s performance during the Performance Period does not meet or exceed the threshold percentile rank of the Performance Measure for the Performance Period. Performance at or above the threshold level will result performance-based restricted stock units becoming vested as set forth below, and shares underlying such vested performance-based restricted stock units shall be distributed following completion of the certification described above.

2. Additional Definitions.

a. “Comparison Group” shall mean the companies that comprise the Russell 3000 Index on the Grant Date, as may be adjusted as described below.

b. “Performance Period” means the three-year period commencing on the Grant Date and ending on the third anniversary of the Grant Date.

c. “Total Shareholder Return” or “TSR” means total shareholder return as applied to the Company or any company in the Comparison Group, meaning stock price appreciation from the beginning to the end of the Performance Period, plus dividends and distributions made or declared (assuming such dividends or distributions are reinvested in the common stock of the Company or any company in the Comparison Group) during the Performance Period, expressed as a percentage return. Except as modified in Section 4(d), below, for purposes of computing TSR, the stock price at the beginning and end of the Performance Period will be the average price of a share of common stock over the 20 trading days ending on the first or last day of the Performance Period, as applicable, adjusted for changes in capital structure; provided, however,

4

that TSR will be negative one hundred percent (-100%) if a company: (i) files for bankruptcy, reorganization, or liquidation under any chapter of the U.S. Bankruptcy Code; (ii) is the subject of an involuntary bankruptcy proceeding that is not dismissed within 30 days; (iii) is the subject of a stockholder approved plan of liquidation or dissolution; or (iv) ceases to conduct substantial business operations.

3. Calculation. For purposes of the award, the number of shares earned will be calculated as follows:

FIRST: For the Company and for each other company in the Comparison Group, determine the TSR for the Performance Period.

SECOND: Rank the TSR values determined in the first step from low to high (with the company having the lowest TSR being ranked number 1, the company with the second lowest TSR ranked number 2, and so on) and determine the Company’s percentile rank based upon its position in the list by dividing the Company’s position by the total number of companies (including the Company) in the Comparison Group and rounding the quotient to the nearest hundredth. For example, if the Company were ranked 60 on the list out of 80 companies (including the Company), its percentile rank would be 75%.

THIRD: Plot the percentile rank for the Company determined in the second step into the appropriate band in the left-hand column of the table below and determine the number of shares earned as a percent of target, which is the figure in the right-hand column of the table below corresponding to that percentile rank.

Percentile vs Peers	Payout (% of Target)	Percentile vs Peers	Payout (% of Target)
86 to 100	200%	54	111.4%
85	200%	53	108.6%
84	197.1%	52	105.7%
83	194.3%	51	102.9%
82	191.4%	50	100.0%
81	188.6%	49	96.0%
80	185.7%	48	92.0%
79	182.9%	47	88.0%
78	180.0%	46	84.0%
77	177.1%	45	80.0%
76	174.3%	44	76.0%
75	171.4%	43	72.0%
74	168.6%	42	68.0%
73	165.7%	41	64.0%
72	162.9%	40	60.0%

5

71	160.0%	39	56.0%
70	157.1%	38	52.0%
69	154.3%	37	48.0%
68	151.4%	36	44.0%
67	148.6%	35	40.0%
66	145.7%	34	36.0%
65	142.9%	33	32.0%
64	140.0%	32	28.0%
63	137.1%	31	24.0%
62	134.3%	30	20.0%
61	131.4%	29	16.0%
60	128.6%	28	12.0%
59	125.7%	27	8.0%
58	122.9%	26	4.0%
57	120.0%	25	0%
56	117.1%	0 to 24	0%
55	114.3%

3

4. Rules. The following rules apply to the computation of the number of shares earned:

a. If the Company’s absolute TSR is negative over the Performance Period, payout shall not exceed 100% of target for that Performance Period. If the Company’s percentile rank is greater than or equal to 50 for such Performance Period, then the payout shall be 100%.

b. The minimum earnout is zero and the maximum earnout is 200% of target. There is no minimum number of shares or other consideration that recipient will receive, and no shares will be earned if the percentile rank is 25th percentile or lower in a Performance Period.

c. For purposes of computing Total Shareholder Return for the Company and each other company in the Comparison Group, the stock price at the beginning and at the end of the Performance Period will, subject to Section 2 of the Restricted Stock Unit Award Agreement, be determined as the 20-day average closing price of the stock on each of the 20 consecutive trading days ending on and including the first or last day of the Performance Period, as applicable.

d. Companies shall be removed from the Comparison Group if they undergo a Specified Corporate Change. A company that is removed from the Comparison Group before the measurement date will not be included at all in the computation of the Performance Measure. A company in the Comparison Group will be deemed to have undergone a “Specified Corporate Change” if it:

1.	ceases to be a domestically domiciled publicly traded company on a national stock exchange or market system, unless such cessation of such listing is due to a low stock price or low trading volume; or

2.	has gone private; or

3.	has reincorporated in a foreign (e.g., non-U.S.) jurisdiction, regardless of whether it is a reporting company in that or another jurisdiction; or

4.	has been acquired by another company (whether by a peer company or otherwise, but not including internal reorganizations), or has sold all or substantially all of its assets.

The Company shall rely on press releases, public filings, website postings, and other reasonably reliable information available regarding a peer company in making a determination that a Specified Corporate Change has occurred.

Additional Vesting Condition

Notwithstanding the foregoing and except in connection with a Change in Control, the applicable portion of the Restricted Stock Unit Award will not vest or become unrestricted until both (i) the Company becomes current with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Additional Condition”). Any portion of the Restricted Stock Unit Award that previously failed to vest due to the Company having not satisfied the Additional Conditions will vest and become unrestricted upon the satisfaction of the Additional Conditions, subject to the participant remaining continuously employed by the Company or its subsidiaries through such date.